Exhibit  99.1

Footnote 1 to Form 4:

Crestview Radio Investors, LLC purchased 800,000 shares of Common Stock on December 12, 2012, 454,297 shares of Common Stock on December 13, 2012 and 223,931 shares of Common Stock on December 14, 2012.  After such purchases, Crestview Radio Investors, LLC directly beneficially owns 60,635,311 shares of Common Stock and 7,776,498 warrants.  Each of Crestview Partners II, L.P., Crestview Partners II (TE), L.P., Crestview Partners II (FF), L.P., Crestview Offshore Holdings II (Cayman), L.P., Crestview Offshore Holdings II (FF Cayman), L.P. and Crestview Offshore Holdings II (892 Cayman), L.P. is a member of Crestview Radio Investors, LLC and may be deemed to have beneficial ownership of the 60,635,311 shares of Class A Common Stock and 7,776,498 warrants directly owned by Crestview Radio Investors, LLC.  Crestview Partners II GP, L.P. is the general partner of Crestview Partners II, L.P., Crestview Partners II (TE), L.P., Crestview Partners (FF), L.P., Crestview Offshore Holdings II (Cayman), L.P., Crestview Offshore Holdings II (FF Cayman), L.P. and Crestview Offshore Holdings II (892 Cayman), L.P.  The reporting person is a Partner of Crestview, L.L.C., which is the general partner of Crestview Partners II GP, L.P. The reporting person disclaims beneficial ownership of the securities beneficially owned by Crestview Radio Investors, LLC, except to the extent of his pecuniary interest therein.